MAXXAM Inc.

                                     and

                   American Stock Transfer & Trust Company

                                Rights Agent

                              RIGHTS AGREEMENT

                        Dated as of December 15, 1999

                                Table of Contents

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                                                                          Page
Section 1.   Certain Definitions.............................................1
Section 2.   Appointment of Rights Agent.....................................8
Section 3.   Issuance of Rights Certificates.................................8
Section 4.   Form of Rights Certificates....................................10
Section 5.   Countersignature and Registration..............................11
Section 6.   Transfer, Split Up, Combination and Exchange of Rights
             Certificates; Mutilated, Destroyed, Lost or Stolen Rights
             Certificates...................................................11
Section 7.   Exercise of Rights; Purchase Price; Expiration Date
             of Rights......................................................12
Section 8.   Cancellation and Destruction of Rights Certificates............15
Section 9.   Reservation and Availability of Capital Stock..................15
Section 10.  Preferred Stock Record Date....................................17
Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or
             Number of Rights...............................................17
Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.....32
Section 13.  Consolidation, Merger or Sale or Transfer of Property,
             Assets or Earning Power........................................32
Section 14.  Fractional Rights and Fractional Shares........................35
Section 15.  Rights of Action...............................................36
Section 16.  Agreement of Rights Holders Concerning Transfer and
             Ownership of Rights............................................36
Section 17.  Rights Certificate Holder Not Deemed a Stockholder.............38
Section 18.  Concerning the Rights Agent....................................38
Section 19.  Merger or Consolidation or Change of Name of Rights Agent......39
Section 20.  Duties of Rights Agent.........................................39
Section 21.  Change of Rights Agent.........................................42
Section 22.  Issuance of New Rights Certificates............................42
Section 23.  Redemption and Termination.....................................43
Section 24.  Notice of Certain Events.......................................44
Section 25.  Notices........................................................45
Section 26.  Supplements and Amendments.....................................46
Section 27.  Successors.....................................................47
Section 28.  Determinations and Actions by the Board of Directors, etc......47
Section 29.  Exchange.......................................................47
Section 30.  Benefits of this Agreement.....................................48
Section 31.  Severability...................................................48
Section 32.  Governing Law..................................................49
Section 33.  Counterparts...................................................49
Section 34.  References.....................................................49
Section 35.  Descriptive Headings...........................................49
Section 36.  Grammatical Construction.......................................49

                                RIGHTS AGREEMENT

              RIGHTS AGREEMENT, dated as of December 15, 1999 (the "Agreement") between MAXXAM Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

              WHEREAS, on December 15, 1999 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company has authorized and declared a distribution of (i) one Series A Preferred Stock Purchase Right (the "Series A Right") for each share of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock, value $.50 per share (the "Class A Preferred Stock"), outstanding on the Record Date (as defined in Section 1) and (ii) one Series B Preferred Stock Purchase Right (the "Series B Right") for each share of Common Stock, par value $.50 per share of the Company Common Stock (as defined in Section 1), outstanding on the Record Date (the Common Stock and the Class A Preferred Stock being hereinafter referred to collectively as the "Stock"), and has authorized the issuance of one Series A Right for each share of Class A Preferred Stock, and one Series B Right for each share of Common Stock, issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as defined in Section 1), and in certain cases following the Distribution Date. Each Series A Right represents the right to purchase one additional share of Class A Preferred Stock of the Company upon the terms and subject to the conditions hereinafter set forth, and each Series B Right initially represents the right to purchase one one-hundredth of a share of Class B Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the Series A Rights and the Series B Rights being herein referred to collectively as the "Rights").

              NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

              Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                    (a) "Acquiring Person" means:

                         (i) any Person who or which, together with all
                    Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Stock then outstanding, but shall not include the Company, any of its Subsidiaries, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person holding Common Stock for or pursuant to the terms of any such plan.

                         (ii) Notwithstanding the foregoing, a Person does not
                    become an "Acquiring Person" solely as the result of an acquisition of shares of Stock by the Company or a Subsidiary of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding solely by reason of such a share acquisition by the Company or a Subsidiary of the Company and shall, thereafter, together with its Affiliates and Associates, become the Beneficial Owner of any additional shares of Common Stock (other than (x) through the exercise of any presently outstanding options, or the issuance hereafter by the Company of any options, stock appreciation rights or other securities convertible into or exercisable for stock (or the exercise of any such options, rights or other securities),
                    (y) as a result of any dividend by the Company payable in stock or securities convertible into or exercisable for stock or (z) by reason of the acquisition by such Person of beneficial ownership of an aggregate of no more than 10,000 shares of Common Stock (such number to be appropriately adjusted to reflect stock dividends, splits, reclassifications and combinations from and after the date of this Agreement) in any single calendar year, provided that none of such shares are owned directly by such Person or nominees for such Person), then such Person shall, if such Person shall then meet the requirements of the first sentence of this paragraph (a) and shall not otherwise be exempted from this definition of "Acquiring Person," be deemed to be an Acquiring Person;

                         (iii) no Person who, together with all Affiliates and
                    Associates of such Person, as of the date of this Agreement, is the Beneficial Owner of 15% or more of the outstanding Common Stock (an "Excepted Person") shall be deemed to be an Acquiring Person; provided, however, that if such Person shall, together with its Affiliates and Associates, become the Beneficial Owner of any additional shares of Common Stock (other than (x) through the exercise of any presently outstanding options, or the issuance hereafter by the Company of any options, stock appreciation rights or other securities convertible into or exercisable for stock (or the exercise of any such options, rights or other securities),
                    (y) as a result of any dividend by the Company payable in stock or securities convertible into or exercisable for stock or (z) by reason of the acquisition by such Person of beneficial ownership of an aggregate of no more than 10,000 shares of Common Stock (such number to be appropriately adjusted to reflect stock dividends, splits, reclassifications and combinations) in any single calendar year, provided that none of such shares are owned directly by such Person or nominees for such Person), such Person shall, if such Person shall then meet the requirements of the first sentence of this paragraph (a) and shall not otherwise be exempted from this definition of "Acquiring Person," be deemed to be an Acquiring Person;

                         (iv) no Person who is a member of an Excepted Group,
                    nor any Person who shall thereafter become a member of such Excepted Group, shall be deemed to be an Acquiring Person, provided, however, that (x) if the aggregate number of shares of outstanding Common Stock beneficially owned by such Excepted Group shall hereafter increase (other than (A) through the exercise of any presently outstanding options, or the issuance hereafter by the Company of any options, stock appreciation rights or other securities convertible into or exercisable for stock (or the exercise of any such options, rights or other securities), (B) as a result of any dividend of the Company payable in stock or securities convertible into or exercisable for stock or (C) by reason of the acquisition by the members of such Excepted Group of beneficial ownership of an aggregate of no more than 10,000 shares of Common Stock (such number to be appropriately adjusted to reflect stock dividends, splits, reclassifications and combinations) in any single calendar year, provided, that none of such shares are owned directly by any member of such Excepted Group or nominees for any such member) or (y) there shall no longer be at least one member of such Excepted Group who was a member of such Excepted Group on the date of this Agreement, then, each such Person who shall then meet the requirements of the first sentence of this paragraph (a) and shall not otherwise be exempted from this definition of "Acquiring Person" shall then be deemed to be an Acquiring Person.

                         (v) no Person who makes an inadvertent acquisition of
                    the beneficial ownership of 15% or more of the Stock of the Company shall be deemed an "Acquiring Person" if the Board of Directors determines in good faith that such acquisition was inadvertent and such Person immediately divests itself of a sufficient number of shares of Stock so as to no longer be an Acquiring Person.

                         (vi) no Person who is or becomes the Beneficial Owner
                    of 15% of the Stock of the Company then outstanding, shall be deemed an "Acquiring Person" if such Person has obtained the authorization of the Board of Directors for such acquisition.

                    (b) "Affiliate" and "Associate" when used with reference to any Person, has the meaning given to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                    (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," and have "beneficial ownership" of any securities:

                         (i) which such Person or any Affiliate or Associate of
                    such Person beneficially owns, directly, or indirectly;

                         (ii) which such Person or any of such Person's
                    Affiliates or Associates, has, directly or indirectly, the right to acquire (whether or not then exercisable) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or cease to be subject to withdrawal by the tendering securityholder, (B) securities obtainable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 of this Agreement (the "Original Rights") or pursuant to
                    Section 11(i) or Section 11(p) of this Agreement in connection with an adjustment made with respect to any Original Rights;

                         (iii) which such Person or any Affiliates or Associates
                    of such Person has, directly or indirectly, the right (whether or not then exercisable) to vote, or to direct the voting of, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," or have "beneficial ownership" of any security pursuant to this clause (iii) if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor schedule or report);

                         (iv) which such Person or any Affiliate or Associate of
                    such Person has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act or any comparable or successor provision); or

                         (v) which are beneficially owned, directly or
                    indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any Affiliate or Associate of such Person) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (iii) of this Section 1(d) or disposing of any securities of the Company.

         Nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                    (d) "Board of Directors" means the Board of Directors of the
               Company, as the same is constituted from time to time, or if the Company ceases to exist as a result of a Business Combination or otherwise, the Board of Directors of the Company's successor, if any.

                    (e) "Business Day" shall mean any day other than a Saturday,
               Sunday or a day on which banking institutions in the State of Texas or State of New York are authorized or obligated by law or executive order to close.

                    (f) "Class A Preferred Stock" shall mean the Class A $.05
               Non-Cumulative Participating Convertible Preferred Stock, par value $.50 per share, of the Company, except that "Class A Preferred Stock," when used with reference to any Person other than the Company (or with reference to the Company, if the Company is the Principal Party) shall mean the capital stock of such Person having rights, privileges, preferences and other terms substantially similar to the rights, privileges, preferences and other terms of the Class A Preferred Stock.

                    (g) "Close of Business" on any given date shall mean 5:00
               p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

                    (h) "Common Stock" when used in reference to the Company
               prior to a Section 13 Event (defined in this Definition Section) shall mean the common stock, par value $.50 per share, of the Company. "Common Stock" when used with reference to any Person (other than the Company prior to a Section 13 Event (defined in this Definition section)) shall mean Shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which shares or units do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such shares or units or the amount of property or assets distributable on such shares or units upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such shares or units are subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that if at any time there are more than one such class or series of capital stock of or equity interests in such Person, "Common Stock" of such Person will include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

                    (i) "Distribution Date" means the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any successor provision), if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding.

                    (j) "Excepted Group" means a group falling within the
               meanings of Section 13(d)(3) of the Exchange Act, as in effect on the date of this Agreement, and whose members on the date of this Agreement, beneficially own an aggregate of 15% or more of the outstanding Common Stock

                    (k) "Exchange Act" shall mean the Securities Exchange Act of
               1934, as amended, and any successor statute.

                    (l) "Expiration Date" means the Close of Business on
               December 11, 2009.

                    (m) "Junior Preferred Stock" shall mean shares of Class B
               Junior Participating Preferred Stock, par value $.50 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Class B Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock, par value $.50 per share, of the Company designated for such purpose containing rights, privileges, preferences and other terms substantially similar to the rights, privileges, preferences and other terms of the Junior Preferred Stock.

                    (n) "Person" shall mean any individual, corporation,
               partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, and shall include any "group" as that term is used in Rule 13d-5(d) under the Exchange Act or any successor provision.

                    (o) "Principal Party" shall mean: (i) in the case of any
               transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of capital stock of the Company are converted in such merger or consolidation (or, if there is more than one such Person, the Person that is the issuer of the Common Stock having the greatest aggregate market value), and if no securities are so issued, the Person that is the other party to such merger or consolidation; and (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                    (p) "Record Date" means the Close of Business on December
               29, 1999.

                    (q) "Redemption Date" means the time at which the Rights are scheduled to be redeemed as provided in Section 23.

                    (r) "Rights Agent" means American Stock Transfer & Trust
               Company, or any Co-Rights Agent or Successor Rights Agent appointed by the Company pursuant to Section 2.

                    (s) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) (A), (B) or (C) of this Agreement.

                    (t) "Securities Act" means the Securities Act of 1933, as
               amended, and any successor statute.

                    (u) "Section 13 Event" shall mean any event described in
               clauses (x), (y) or (z) of Section 13(a) of this Agreement.

                    (v) "Stock Acquisition Date" shall mean the first date of
               public disclosure (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                    (w) "Subsidiary" shall mean, with reference to any Person, any other Person of which an amount of voting securities sufficient to elect at least a majority of the directors or other governing body is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                    (x) "Tender Offer Date" means the date of commencement or
               public disclosure of an intention to commence (including any such commencement or public disclosure which occurs on or after the date of this Agreement and prior to the issuance of the Rights) a tender offer or exchange offer by a Person if, after acquiring the maximum number of securities sought pursuant to such offer, such Person, or any Affiliate or Associate of such Person, would be an Acquiring Person.

                    (y) "Triggering Event" occurs when a Person becomes an
               Acquiring Person as set forth in Section 11(a)(ii) or Section 13.

                    (z) "Other Definitions". The following terms have the
               meanings ascribed to them in the Sections noted:

               Adjustment Shares...............................Section 11(a)(ii)
               Class A Preferred Equivalents..................Section 11(a)(iii)
               Common Stock Equivalents.......................Section 11(a)(iii)
               current market price................................Section 11(d)
               Junior Equivalent Preferred Stock...................Section 11(b)
               Purchase Price.....................................Sections 7(b),
                                                             11(a)(ii) and 13(a)
               Redemption Price....................................Section 23(a)
               Rights Certificates..................................Section 3(a)
               Section 11(a)(ii) Trigger Date.................Section 11(a)(iii)
               Series A Current Value.........................Section 11(a)(iii)
               Series B Current Value.........................Section 11(a)(iii)
               Series A Spread................................Section 11(a)(iii)
               Series B Spread................................Section 11(a)(iii)
               Substitution Period............................Section 11(a)(iii)
               Trading Day......................................Section 11(d)(i)

               Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 of this Agreement, shall prior to the Distribution Date also be the holders of the Stock) in accordance with the terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

               Section 3. Issuance of Rights Certificates.

                    (a) Until the Distribution Date (i) the Rights will be
               issued in respect of the Stock, will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Stock registered in the names of the holders of the Stock (which certificates for Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibits B and C hereto, as the case may be (the "Rights Certificates"), evidencing one Series A Right for each share of Class A Preferred Stock so held and one Series B Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Stock has been made pursuant to Section 11(i) or Section 11(p) of this Agreement, at the time of distribution of the Rights Certificates the Company may, at its option, make appropriate rounding adjustments (in accordance with Section 14(a) of this Agreement) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                    (b) The Company shall send a copy of the document entitled
               "Summary of Rights to Purchase Preferred Stock," in substantially the form attached hereto as Exhibit D, by first class, postage prepaid mail, to each record holder of Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Stock outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Stock evidenced by such certificates will be evidenced by such certificates alone and the registered holders of the Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the shares of Stock represented by such certificates.

                    (c) Rights shall be issued in respect of all shares of Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

                         This certificate also evidences and entitles the holder
                    hereof to certain Rights as set forth in that certain Rights Agreement between MAXXAM Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of December 15, 1999; as the same has been or may hereafter be amended or supplemented (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

         With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Stock represented by such certificates shall be evidenced by such certificates alone and the registered holders of the Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Stock represented by such certificates.

                    (d) Certificates representing shares of Stock issued after the Record Date and prior to the Distribution Date in exchange or substitution for, or in replacement of, other Stock certificates or upon transfer of shares of Stock shall bear the legend set forth in Section 3(c) of this Agreement.

               Section 4. Form of Rights Certificates.

                    (a) The Rights Certificates (and the forms of election to
               purchase shares and the form of assignment to be printed on the reverse thereof) shall each be substantially in the forms set forth in Exhibits B and C hereto, as the case may be, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and
               Section 22 of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase (i) in the case of Series A Rights, the number of shares of Class A Preferred Stock, and (ii) in the case of Series B Rights, such number of one one-hundredths of a share of Junior Preferred Stock, as shall be set forth therein at the Purchase Price set forth therein, but the number and kind of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                    (b) Any Rights Certificate issued pursuant to this Agreement that represents Rights beneficially owned by or formerly beneficially owned, on or after the Distribution Date, by a Person known by the Company to be: (i) an Acquiring Person or any Associate or Affiliate of Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
               (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to holders of equity interests in an Associate or Affiliate of such Acquiring Person or to any Person with whom such Acquiring Person or an Associate or Affiliate of such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) of this Agreement, and any Rights Certificate issued pursuant to Section 6, Section 11 or Section 22 of this Agreement upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                      The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby are or may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

               Section 5. Countersignature and Registration.

                    (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman, its President or any Vice President thereunto duly authorized, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

                    (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of each series of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

               Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                    (a) Subject to the provisions of Section 4(b), Section 7(e)
               and Section 14 of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, divided, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Class A Preferred Stock or one one-hundredths of a share of Junior Preferred Stock (or, following a Triggering Event, Class A Preferred Stock, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, divide, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or its Affiliates or Associates as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b),
               Section 7(e) and Section 14 of this Agreement, countersign and deliver to the Person entitled thereto a Rights Certificate (or Rights Certificates, as the case may be) as so requested. As a condition to such transfer, division, combination or exchange, the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                    (b) Upon receipt by the Company and the Rights Agent of
               evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, and in each case reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

               Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

                    (a) Subject to Section 7(e) of this Agreement, the
               registered holders of any Rights Certificate may exercise the Rights evidenced thereby as provided in this Agreement in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Class A Preferred Stock or one one-hundredths of a share of Junior Preferred Stock (or other securities, cash, or other property or other assets, as the case may be), at or prior to the earliest of the Expiration Date or the Redemption Date.

                    (b) The Purchase Price for each share of Class A Preferred
               Stock pursuant to the exercise of a Series A Right shall initially be $165, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) of this Agreement and shall be payable in accordance with paragraph (c) below. The Purchase Price for each one one-hundredth of a share of Junior Preferred Stock pursuant to the exercise of a Series B Right shall initially be $165, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) of this Agreement and shall be payable in accordance with paragraph (c) below. The Board of Directors, in its discretion, may determine that part or all of the Purchase Price may be paid in consideration other than cash, including without limitation promissory notes.

                    (c) Upon receipt of a Rights Certificate representing
               exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the applicable Purchase Price and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) of this Agreement, thereupon promptly (i) (A) requisition, from any transfer agent of the shares of Class A Preferred Stock and Junior Preferred Stock, as the case may be (or make available, if the Rights Agent is the transfer agent for such shares), certificates for the total number of shares of Class A Preferred Stock or one one-hundredths of a share of Junior Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Class A Preferred Stock and Junior Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Class A Preferred Stock or one one-hundredths of a share of Junior Preferred Stock as are to be purchased (in which case certificates for the shares of Class A Preferred Stock and Junior Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with
               Section 14 of this Agreement, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the applicable Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) of this Agreement, and subject to the provisions of paragraph (b) of this Section 7) shall be made by check (subject to collection), cashier's bank check, certified bank check or money order payable to the order of the Company, or in such other form as shall be acceptable to the Company and the Rights Agent. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company or pay cash and/or distribute other property pursuant to Section 11(a) of this Agreement, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Class A Preferred Stock or Junior Preferred Stock would be issued.

                    (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 of this Agreement and subject to the payment of any tax or governmental charge that may be imposed in connection therewith.

                    (e) Notwithstanding anything in this Agreement to the
               contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a direct or indirect transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or
               (B) a direct or indirect transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make (including any such failure or delay by the Board of Directors of the Company) any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

                    (f) Notwithstanding anything in this Agreement to the
               contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

               Section 8.  Cancellation and Destruction of Rights Certificates.

               All Rights Certificates surrendered for the purpose of exercise, transfer, division, combination, exchange or replacement shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

               Section 9. Reservation and Availability of Capital Stock.

                    (a) The Company covenants and agrees that, until a
               Triggering Event, it will cause to be reserved and kept available out of its valid and unissued shares of Class A Preferred Stock and Junior Preferred Stock sufficient shares of Class A Preferred Stock and Junior Preferred Stock so as to permit the exercise in full of all outstanding Rights in accordance with this Agreement from and after a Distribution Date and prior to any Triggering Event. The Company also covenants that, from and after a Triggering Event, it will cause to be reserved and kept available out of its authorized and unissued shares of Class A Preferred Stock, Common Stock and/or other securities or out of its valid and issued shares held in its treasury, the number of shares of Class A Preferred Stock, Common Stock and/or other securities that, as provided in this Agreement including Section 11(a)(iii) of this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights. In each case, the Company shall, to the extent necessary to satisfy the above requirements, designate as Class A Preferred Stock any available authorized shares of "blank check" or undesignated preferred stock.

                    (b) So long as the shares of Class A Preferred Stock and
               Junior Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of any Rights may be listed on any United States national securities exchange or quoted on any automated quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on any automated quotation system upon official notice of issuance upon such exercise.

                    (c) The Company shall use its best efforts to (i) file, as soon, as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) of this Agreement, a registration statement under the Securities Act of 1933, with respect to any securities issuable upon exercise of any Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which such Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of any Series of Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of such Series of Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of any Series of Rights until such time as an appropriate registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, Rights shall not be exercisable in any jurisdiction if any requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a required registration statement shall not have been declared effective.

                    (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Class A Preferred Stock and one one-hundredths of a share of Junior Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                    (e) The Company further covenants and agrees that it will
               pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Class A Preferred Stock or a number of one one-hundredths of a share of Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of Class A Preferred Stock or a number of one one-hundredths of a share of Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Class A Preferred Stock or a number of one one-hundredths of a share of Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights, until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

               Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Class A Preferred Stock or a number of one one-hundredths of a share of Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Class A Preferred Stock or fractional shares of Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date upon such surrender and payment is a date upon which the Class A Preferred Stock or Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Class A Preferred Stock or Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

               Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                    (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Class A Preferred Stock payable in shares of Class A Preferred Stock, (B) subdivide the outstanding Class A Preferred Stock, (C) combine the outstanding Class A Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Class A Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or in Section 7(e) of this Agreement, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Class A Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Series A Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Class A Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Class A Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. In the event, the Company shall at any time after the date of this Agreement (I) declare a dividend on the Junior Preferred Stock payable in shares of Junior Preferred Stock, (II) subdivide the outstanding Junior Preferred Stock, (III) combine the outstanding Junior Preferred Stock into a smaller number of shares or (IV) issue any shares of its capital stock in a reclassification of the Junior Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
               Section 11(a) or in Section 7(e) of this Agreement, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Junior Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Series B Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Junior Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Junior Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If any event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) of this Agreement, the adjustment provided for in this Section 11(a)(i) shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) of this Agreement.

                    (ii)     In the event:

                    (A) any Acquiring Person or any Associate or Affiliate of
               any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise consolidate with the Company, and the Company shall be the continuing or surviving corporation of such merger or combination and the capital stock of the Company shall remain outstanding and unchanged, (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Common Stock, for shares of other equity securities of the Company, or for securities exercisable for or convertible into shares of equity securities of the Company (Common Stock or otherwise), or otherwise obtain from the Company, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata distribution to all holders of a class of capital stock), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries, assets on term and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiations with an unaffiliated third party, other than pursuant to a transaction to which Section 13(a) applies, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries (other than incidental to the lines of business, if any engaged in as of the date of this Agreement between the Company and such Acquiring Person or Associate or Affiliate) assets having an aggregate fair market value of more than 3% of the total assets of the Company, other than pursuant to a transaction to which Section 13(a) of this Agreement applies, (5) shall receive any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                    (B) any Person shall, at any time after the Rights Dividend
               Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is (x) a transaction to which Section 13(a) of this Agreement applies, (y) an acquisition of shares of Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Stock at a price and on terms determined by at least a majority of the members of the Board of Directors, after receiving advice from one or more nationally recognized investment banking firms, to be (a) at a price which is fair to stockholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders, or (z) an acquisition of shares of Stock pursuant to an all-cash tender offer for all outstanding shares of Stock, as a result of which tender offer such Person shall acquire beneficial ownership of shares of Stock which, together with any shares of Stock held by such Person as of the date of consummation of such tender offer, represent 85% of the total voting power of all the outstanding securities of the Company entitled to vote generally on matters presented to the stockholders of the Company, or

                    (C) during such time as there is an Acquiring Person, there shall be any reclassification of the Company's securities (including any reverse stock split), or recapitalization or reorganization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, then, promptly following the first occurrence of an event described in Section 11(a)(ii)(A), (B) or (C) in this Agreement, proper provision shall be made so that (x) each holder of a Series A Right (except as provided below and in Section 7(e) in this Agreement) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price attributable thereto in accordance with the terms of this Agreement, in lieu of the number of shares of Class A Preferred Stock that such Right was exercisable immediately prior to such event, such number of shares of Class A Preferred Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of shares of Class A Preferred Stock for which such Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for such Right for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) of this Agreement) per share of Class A Preferred Stock on the date of such first occurrence such number of shares being referred to as the "Adjustment Shares" attributable to such right), and (y) each holder of a Series B Right (except as provided below and in Section 7(e) of this Agreement) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price attributable thereto in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Junior Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-hundredths of a share of Junior Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for such Right for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) of this Agreement) per share of Common Stock on the date of such first occurrence (such number of shares being referred to herein as the "Adjustment Shares" attributable to such Right).

                    (iii) In the event that, following the designation as Class
               A Preferred Stock of any available unauthorized shares of "blank check" or undesignated preferred stock in accordance with Section 9(a) in this Agreement, the number of shares of Class A Preferred Stock which are authorized by the Company's Restated Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Series A Rights are not sufficient to permit the exercise in full of the Series A Rights in accordance with Section 11(a)(ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Series A Right (the "Series A Current Value") over (2) the Purchase Price attributable thereto (such excess being referred to herein as the "Series A Spread"), and (B), make adequate provision, with respect to each Series A Right, to substitute for the applicable Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Class A Preferred Stock or other equity securities of the Company (including, without limitation, equity securities which the Board of Directors of the Company has deemed to have substantially the same rights, privileges, preferences and other terms as shares of Class A Preferred Stock (such shares of equity securities being referred to herein as "Class A Preferred Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Series A Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) of this sentence within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Series A Right and without requiring payment of the Purchase Price, shares of Class A Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Series A Spread. In the event that the number of shares of Common Stock which are authorized by the Company's Restated Certificate of Incorporation, but not outstanding or reserved for issuance for purposes other than upon exercise of the Series B Rights are not sufficient to permit the exercise in full of the Series B Rights, in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Series B Right (the "Series B Current Value") over (2) the Purchase Price attributable thereto (such excess being referred to herein as the "Series B Spread"), and (B) with respect to each Series B Right, make adequate provision to substitute for the applicable Adjustment Shares, upon payment of the applicable Purchase Price,
               (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Junior Preferred Stock, which the Board of Directors of the Company has deemed to have substantially the same rights, privileges, preferences and other terms as shares of Common Stock (such shares of preferred stock being referred to herein as "Common Stock Equivalents")), (4) debt securities of the Company,
               (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company (which may be the same firm utilized for the purposes of the preceding sentence); provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) of this sentence within thirty (30) days following the
               Section 11(a)(ii) Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Series B Right and without requiring payment of the applicable Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Series B Spread. In connection with the foregoing, if the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Class A Preferred Stock, Class A Preferred Equivalents, Common Stock or Common Stock Equivalents, as the case may be, could be authorized for issuance upon exercise in full of the appropriate Series of Rights, the thirty (30) day period set forth above may be extended, to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first three sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(a) of this Agreement, that such action shall apply uniformly to the appropriate series of Rights, and (y) may suspend the exercisability of the appropriate series of Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the first or second sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the appropriate series of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) of this Agreement) per share of the Common Stock on the Section 11(a)(ii) Trigger Date, the value of any Common Stock Equivalent shall be deemed to be the same value as the Common Stock on such date, multiplied by an appropriate multiple, the value of the Class A Preferred Stock per share shall be the current market price (as determined pursuant to Section 11(d) of this Agreement) per share of Class A Preferred Stock on such date, and the value of any Class A Preferred Equivalent shall be deemed to be the same value as the Class A Preferred Stock on such date, multiplied by an appropriate multiple.

                    (b) In case the Company shall fix a record date for the
               issuance of rights, options or warrants to all holders of Class A Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Class A Preferred Stock (or shares of Class A Preferred Equivalents) or securities convertible into Class A Preferred Stock or Class A Preferred Equivalents at a price per share of Class A Preferred Stock or Class A Preferred Equivalents or per share equivalents of Class A Preferred Equivalents (or having a conversion price per share or share equivalent, if a security convertible into Class A Preferred Stock or Class A Preferred Equivalents) less than the current market price (as determined pursuant to Section 11(d) of this Agreement) per share of Class A Preferred Stock on such record date, the Purchase Price for each Series A Right to be in effect after such record date shall be determined by multiplying the Purchase Price for a Series A Right in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Class A Preferred Stock outstanding on such record date, plus the number of shares of Class A Preferred Stock which the aggregate offering price of the total number of shares of Class A Preferred Stock and/or Class A Preferred Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Class A Preferred Stock outstanding on such record date, plus the number of additional shares of Class A Preferred Stock and/or share equivalents of Class A Preferred Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Junior Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Junior Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Junior Preferred Stock ("Junior Equivalent Preferred Stock")) or securities convertible into Junior Preferred Stock or Junior Equivalent Preferred Stock at a price per share of Junior Preferred Stock or per share equivalents of Junior Equivalent Preferred Stock (or having a conversion price per share or share equivalent, if a security convertible into Junior Preferred Stock or Junior Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d) of this Agreement) per share of Junior Preferred Stock on such record date, the Purchase Price for each Series B Right to be in effect after such record date shall be determined by multiplying the Purchase Price for a Series B Right in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Junior Preferred Stock outstanding on such record date, plus the number of shares of Junior Preferred Stock which the aggregate offering price of the total number of shares of Junior Preferred Stock and/or Junior Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Junior Preferred Stock outstanding on such record date, plus the number of additional shares of Junior Preferred Stock and/or share equivalents of Junior Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case any such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Class A Preferred Stock or Junior Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the applicable Purchase Price for each Series of Rights shall be adjusted to be the Purchase Price which would then be in effect for such Series if such record date had not been fixed.

                    (c) In case the Company shall fix a record date for a
               distribution to all holders of Class A Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Class A Preferred Stock, but including any dividend payable in stock other than Class A Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) of this Agreement), the Purchase Price for each Series A Right to be in effect after such record date shall be determined by multiplying the Purchase Price for a Series A Right in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) of this Agreement) per share of Class A Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Class A Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) of this Agreement) per share of Class A Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price for each Series A Right which would have been in effect if such record date had not been fixed. In case the Company shall fix a record date for a distribution to all holders of Junior Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Junior Preferred Stock, but including any dividend payable in stock other than Junior Preferred Stock or subscription rights or warrants (excluding those referred to in Section 11(b) of this Agreement), the Purchase Price for each Series B Right in effect after such record date shall be determined by multiplying the Purchase Price for a Series B Right in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) of this Agreement) per share of Junior Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Junior Preferred Stock, and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) of this Agreement) per share of Junior Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price for each Series B Right shall be adjusted to be the Purchase Price for a Series B Right which would have been in effect if such record date had not been fixed.

                         (d) (i) For the purpose of any computation hereunder,
                    other than computations made pursuant to Section 11(a)(iii) of this Agreement, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) of this Agreement, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company, or, if on any such date no market marker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company; provided, however, that in the event that (x) a closing price is included in the determination of current market price for any day that is prior to (A) the ex-dividend date for a dividend or distribution on such Common Stock payable in shares of such Common Stock, securities convertible into shares of such Common Stock (other than the Rights), evidences of indebtedness, cash (other than a regular quarterly dividend of the issuer), assets (including dividends payable in securities, other than the Rights) or subscription rights (other than the Rights) or warrants or
                    (B) the effective date for any subdivision, combination or reclassification of such Common Stock, and (y) such ex-dividend date or effective date occurs within the thirty
                    (30) Trading Day or ten (10) Trading Day period for the determination of current market price, then, and in each such case, the closing price on such day shall be appropriately adjusted. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, any day on which trading takes place in the over-the-counter market and prices reflecting such trading are reported by NASDAQ or such other system then in use or, if the shares of Common Stock are not quoted by any such organization, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                         (ii) For the purpose of any computation hereunder, the
                    "current market price" per share of Class A Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Class A Preferred Stock cannot be determined in the manner provided above, or if the Class A Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Class A Preferred Stock shall be conclusively deemed to be an amount equal to 1 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock or the Class A Preferred Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock, provided that if neither the Common Stock nor the Class A Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Class A Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                         (iii) For the purpose of any computation hereunder, the
                    "current market price" per share of Junior Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Junior Preferred Stock cannot be determined in the manner provided above or if the Junior Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Junior Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock or the Junior Preferred Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock, provided that if neither the Common Stock nor the Junior Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Junior Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Junior Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Junior Preferred Stock shall be equal to the current market price" of one share of Junior Preferred Stock divided by 100.

                    (e) Anything herein to the contrary notwithstanding, no
               adjustment in the Purchase Price attributable to any Series of Rights shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or Class A Preferred Stock or other share or one-millionth of a share of Junior Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

                    (f) If as a result of an adjustment made pursuant to Section
               11(a)(ii) or Section 13(a) of this Agreement, the holder of any Series A Right thereafter exercised shall become entitled to receive any shares of capital stock other than Class A Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Series A Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m)
               and the provisions of Sections 7, 9, 10, 13 and 14 of this Agreement with respect to the Class A Preferred Stock shall apply on like terms to any such other shares. If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) of this Agreement, the holder of any Series B Right thereafter exercised shall become entitled to receive any shares of capital stock other than Junior Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Series B Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Junior Preferred Stock contained in Sections 11(a), (b), (c),
               (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 of this Agreement with respect to the Junior Preferred Stock shall apply on like terms to any such other shares.

                    (g) All Series A Rights originally issued by the Company
               subsequent to any adjustment made to the Purchase Price for a Series A Right hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Class A Preferred Stock purchasable from time to time hereunder upon exercise of the Series A Rights, all subject to further adjustment as provided herein. All Series B Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price for a Series B Right hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Junior Preferred Stock purchasable from time to time hereunder upon exercise of the Series B Rights, all subject to further adjustment as provided herein.

                    (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price attributable to the Series A Rights as a result of the calculations made in Sections 11(b) and (c), each Series A Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Class A Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Series A Right immediately prior to such adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price. Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price attributable to the Series B Rights as a result of the calculations made in Sections 11(b) and (c), each Series B Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Junior Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Series B Right immediately prior to such adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment, of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                    (i) The Company may elect on or after the date of any
               adjustment of the Purchase Price attributable to the Series A Rights to adjust the number of Series A Rights, in lieu of any adjustment in the number of shares of Class A Preferred Stock purchasable upon the exercise of a Series A Right. Each of the Series A Rights outstanding after the adjustment in the number of Series A Rights shall be exercisable for the number of shares of Class A Preferred Stock for which a Series A Right was exercisable immediately prior to such adjustment. Each Series A Right held of record prior to such adjustment of the number of Series A Rights shall become that number of Series A Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price attributable to the Series A Rights in effect immediately prior to adjustment of such Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company may elect on or after the date of any adjustment of the Purchase Price attributable to the Series B Rights to adjust the number of Series B Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Junior Preferred Stock purchasable upon the exercise of a Series B Right. Each of the Series B Rights outstanding after the adjustment in the number of Series B Rights shall be exercisable for the number of one one-hundredths of a share of Junior Preferred Stock for which a Series B Right was exercisable immediately prior to such adjustment. Each Series B Right held of record prior to such adjustment of the number of Series B Rights shall become that number of Series B Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price attributable to the Series B Rights in effect immediately prior to such adjustment of such Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. In each case, the Company shall make a public announcement of its election to adjust the number of either Series of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which any Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of either Series of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates for such Series of Rights on such record date Rights Certificates evidencing, subject to Section 14 of this Agreement, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                    (j) Irrespective of any adjustment or change in the Purchase
               Price or the number of shares of Class A Preferred Stock or the number of one one-hundredths of a share of Junior Preferred Stock issuable upon the exercise of Rights, the Rights Certificates hereof and thereafter issued may continue to express the Purchase Price per share of Class A Preferred Stock and the number of shares of Class A Preferred Stock, or the Purchase Price per one one-hundredth of a share of Junior Preferred Stock and the number of one one-hundredths of a share of Junior Preferred Stock, which were expressed in the initial Rights Certificates issued hereunder.

                    (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated or par value, if any, of the number of shares of Class A Preferred Stock or the number of one one-hundredths of a share of Junior Preferred Stock, issuable upon exercise of a Right, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable shares of Class A Preferred Stock, or one one-hundredths of a share of Junior Preferred Stock, at such adjusted Purchase Price.

                    (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price for any Series of Rights be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Class A Preferred Stock or the number of one one-hundredths of a share of Junior Preferred Stock and/or the other capital stock or securities of the Company, if any, issuable upon exercise of such Series of Rights over and above the number of shares of Class A Preferred Stock or the number of one one-hundredths of a share of Junior Preferred Stock and/or the other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                    (m) Anything in this Section 11 to the contrary
               notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price for any Series of Rights, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Class A Preferred Stock or Junior Preferred Stock, (ii) issuance wholly for cash of any shares of Class A Preferred Stock or Junior Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Class A Preferred Stock or Junior Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Class A Preferred Stock or Junior Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
               Section 11, hereafter made by the Company to holders of its Class A Preferred Stock or Junior Preferred Stock, shall not be taxable to such stockholders.

                    (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) of this Agreement),
               (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) of this Agreement), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earnings power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) of this Agreement), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) of this Agreement shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

                    (o) The Company covenants and agrees that, after the
               Distribution Date, it will not, except as permitted by Section 23 or Section 26 of this Agreement, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                    (p) Anything in this Agreement to the contrary
               notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) pay a dividend on the outstanding shares of Class A Preferred Stock payable in shares of Class A Preferred Stock, (ii) subdivide the outstanding shares of Class A Preferred Stock, (iii) combine the outstanding shares of Class A Preferred Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Class A Preferred Stock, the number of Series A Rights associated with each share of Class A Preferred Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Series A Rights thereafter associated with each share of Class A Preferred Stock following the record or effective date for any such event shall equal the result obtained by multiplying the number of Series A Rights associated with each share of Class A Preferred Stock immediately prior to such record date or effective date by a fraction, the numerator of which shall be the total number of shares of Class A Preferred Stock outstanding immediately prior to such record date or effective date and the denominator of which shall be the total number of shares of Class A Preferred Stock outstanding immediately following such record date (giving pro forma effect to the payment of the dividend) or such effective date. Anything in this Agreement to the contrary notwithstanding, in the event that the company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, the number of Series B Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Series B Rights thereafter associated with each share of Common Stock following the record or effective date for any such event shall equal the result obtained by multiplying the number of Series B Rights associated with each share of Common Stock immediately prior to such record date or effective date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such record date or effective date, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following such record date (giving pro forma effect to the payment of the dividend) or such effective date. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or such a subdivision, combination or reclassification is effected.

               Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 of this Agreement, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Class A Preferred Stock, the Junior Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Class A Preferred Stock or Common Stock) in accordance with Section 25 of this Agreement. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

               Section 13. Consolidation, Merger or Sale or Transfer of Property, Assets or Earning Power.

                    (a) In the event that, on or following the Stock Acquisition
               Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with
               Section 11(o) of this Agreement), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) of this Agreement) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation or such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of capital stock of the Company shall be changed (including, without limitation, any conversion) into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall directly or indirectly sell, lease, exchange, mortgage, pledge (other than pledge in the ordinary course of the Company's financing activities) or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, property or assets or earning power aggregating more than 50% of the property assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) of this Agreement), then, and in each such case (except as may be contemplated by Section 13(d) of this Agreement), proper provision shall be made so that: (i) each holder of a Series A Right, except as provided in Section 7(e) of this Agreement, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Class A Preferred Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Class A Preferred Stock for which a Series A Right is exercisable immediately prior to the first occurrence of a
               Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of shares for which a Series A Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Series A Right for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d) of this Agreement) per share of the Class A Preferred Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) each holder of a Series B Right, except as provided in Section 7(e) of this Agreement, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Junior Preferred Stock for which a Series B Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a
               Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Series B Right was exercisable immediately prior to the first occurrence of a
               Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (2) 50% of the current market price (determined pursuant to Section 11(d) of this Agreement) per share of this Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (iii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such
               Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iv) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 of this Agreement shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (v) such Principal Party shall take such steps (including, but not limited to, the creation and reservation of an appropriate number of shares of Class A Preferred Stock and reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Class A Preferred Stock and Common Stock thereafter deliverable upon the exercise of the Rights; and (vi) the provisions of Section 11(a)(ii) of this Agreement shall be of no effect following the first occurrence of any Section 13 Event.

                    (b) The Company shall not consummate any such consolidation, merger, sale or transfer (i) unless the Principal Party shall have created and have available a sufficient number of shares of Class A Preferred Stock, and shall have available a sufficient number of authorized shares of its Common Stock, which in each case have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13, and (ii) unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
               Section 13, the Principal Party

                         (i) will prepare and file a registration statement
                    under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

                         (ii) will deliver to holders of the Rights historical
                    financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

               The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not hereof been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                    (c) Notwithstanding anything in this Agreement to the
               contrary, Section 13 shall not be applicable to a transaction described in Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Stock pursuant to
               (A) a tender offer or exchange offer for all outstanding shares of Stock which complies with the provisions of Section 11(a)(ii)(B)(y) of this Agreement or (B) a tender offer for all outstanding shares of Stock which complies with the provisions of
               Section 11(a)(ii)(B)(z) of this Agreement (or, in each case, a wholly owned Subsidiary of any such Person or Persons), (ii) the price per share of each class of Stock offered in such transaction is not less than the price per share paid to all holders of shares of such class of Stock whose shares were purchased pursuant to such tender offer or exchange offer and
               (iii) the form of consideration being offered to the remaining holders of shares of each class of Stock pursuant to such transaction is the same as the form of consideration paid to the holders of such class of Stock pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

               Section 14. Fractional Rights and Fractional Shares.

                    (a) The Company shall not be required to issue fractional
               rights, except prior to the Distribution Date, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may at its option pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right of either Series shall be the closing price of the appropriate Series of Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of either Series of Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Rights are listed or admitted to trading, or if such Rights are not listed or admitted to trading on any United States national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use; if on any such date such Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Rights selected by the Board of Directors of the Company; if on any such date no such market maker is making a market in such Rights, the fair value of such Rights on such date as determined in good faith by the Board of Directors of the Company.

                    (b) The Company shall not be required to issue fractions of shares of Class A Preferred Stock or fractional shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Junior Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Class A Preferred Stock or fractional shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Junior Preferred Stock). In lieu of fractional shares of Class A Preferred Stock or fractional shares of Junior Preferred Stock that are not integral multiples of one one-hundredth of a share of Junior Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value a share of Class A Preferred Stock or of one one-hundredth of a share of Junior Preferred Stock, as the case may be. For purposes of this Section 14(b), the current market value of a share of Class A Preferred Stock shall be the closing price of a share of Class A Preferred Stock (as determined pursuant to Section 11(d) of this Agreement) for the Trading Day immediately prior to the date of such exercise, and the current market value of one one-hundredth of a share of Junior Preferred Stock shall be one one-hundredth of the closing price of a share of Junior Preferred Stock (as determined pursuant to Section 11(d) of this Agreement) for the Trading Day immediately prior to the date of such exercise.

                    (c) Following the occurrence of a Triggering Event, the
               Company shall not be required to issue fractions of shares of Class A Preferred Stock or Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Class A Preferred Stock or Common Stock. In lieu of fractional shares of Class A Preferred Stock or Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Class A Preferred Stock or Common Stock. For purposes of this Section 14(c), the current market value of one share of Class A Preferred Stock or Common Stock shall be the closing price of one share of Class A Preferred Stock or Common Stock (as determined pursuant to Section 11(d) of this Agreement) for the Trading Day immediately prior to the date of such exercise.

                    (d) The holder of a Right, by the acceptance of the Rights, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

               Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any Principal Party to enforce, or otherwise act in respect of, his rights pursuant to this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

               Section 16. Agreement of Rights Holders Concerning Transfer and Ownership of Rights. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                    (a) prior to the Distribution Date, the Rights will be
               transferable only in connection with the transfer of Stock;

                    (b) after the Distribution Date, the Rights Certificates
               will only be transferable on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                    (c) subject to Section 6(a) and Section 7(f) of this
               Agreement, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) of this Agreement, shall be required to be affected by any notice to the contrary;

                    (d) notwithstanding anything in this Agreement to the
               contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible; and

                    (e) notwithstanding anything in this Agreement to the
               contrary, to the extent (i) any Excepted Person or member of an Excepted Group shall be the holder of a Series A Right, (ii) a Triggering Event shall have occurred and such Series A Right shall have become exercisable hereunder for Class A Preferred Stock or Class A Preferred Equivalents, and (iii) a majority of the members of the Board of Directors who are not officers or employees of the Company or any of its Subsidiaries and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person shall have determined, after consultation with legal counsel, that the exercise of such Series A Right for Class A Preferred Stock would violate Rule 19c-4 of the General Rules and Regulations under the Exchange Act, such Excepted Person or member of an Excepted Group shall, immediately upon exercise of such Series A Right, promptly convert the Class A Preferred Stock or Class A Preferred Equivalents issued to him upon such exercise to Common Stock in accordance with the terms of such Class A Preferred Stock or Class A Preferred Equivalents; provided, however, that no Excepted Person or member of an Excepted Group shall be required hereunder to so convert any Class A Preferred Stock or Class A Preferred Equivalent to the extent that (x) the percentage of the total voting power of all outstanding voting securities of the Company represented by the securities of the Company beneficially owned by such Excepted Person or member of an Excepted Group (after giving effect to such conversion) would be less than (y) the percentage of the total voting power of all voting securities of the Company outstanding as of immediately prior to such Triggering Event represented by the securities of the Company beneficially owned by such Excepted Person or member of an Excepted Group as of immediately prior to such Triggering Event.

               Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or distributions or be deemed for any purpose the holder of the number of shares of Class A Preferred Stock or the number of one one-hundredths of a share of Junior Preferred Stock or any other securities, cash or other property of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 of this Agreement), or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

               Section 18. Concerning the Rights Agent.

                    (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

                    (b) The Company also agrees to indemnify the Rights Agent
               for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct or breach of this Agreement on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The Rights Agent agrees to notify the Company of the written assertion of any claim against the Rights Agent or of any action commenced against the Rights Agent, with respect to which the Rights Agent intends to seek indemnity under this Section 18(b), promptly after the Rights Agent shall have received such written assertion of a claim or shall have been served with the summons or other first legal process giving information as to the nature and basis of the claim. The Company will be entitled to participate at its own expense in the defense, and, if the Company so elects at any time after receipt of such notice, the Company may assume the defense, of any suit brought to enforce any such claim. In the event that the Company assumes the defense of any such suit, the Company will not be liable for any counsel fees and expenses thereafter incurred by the Rights Agent. The Company will not be liable for any settlement of any such claim or action effected without its written consent. This indemnification shall survive the termination of this Agreement.

                    (c) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

               Section 19. Merger or Consolidation or Change of Name of Rights Agent.

                    (a) Any corporation into which the Rights Agent or any
               successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 of this Agreement. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                    (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

               Section 20. Duties of Rights Agent. The Rights Agent undertakes and agrees to perform the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                    (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                    (b) Whenever in the performance of its duties under this
               Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person (or any Affiliate or associate of an Acquiring Person) and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, any Vice Chairman, the President, any Vice President thereunto duly authorized, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted by it in good faith under the provisions of this Agreement in reliance upon such certificate.

                    (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct or breach of this Agreement by it or its attorneys or agents.

                    (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                    (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution and delivery of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of
               Section 11 or Section 13 of this Agreement or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A Preferred Stock, Common Stock or Junior Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Class A Preferred Stock, Common Stock or Junior Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                    (f) The Company agrees that it will perform, execute,
               acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of its duties and obligations under this Agreement.

                    (g) The Rights Agent is hereby authorized and directed to
               accept instructions with respect to the performance of its duties hereunder from the Chairman, any Vice Chairman, the President, any Vice President thereunto duly authorized, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with instructions of any such officer.

                    (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not serving as such under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                    (i) The Rights Agent may execute and exercise any of the
               rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment of such attorneys or agents.

                    (j) No provision of this Agreement shall require the Rights
               Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to the Rights Agent.

                    (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

               Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Class A Preferred Stock, the Common Stock and the Junior Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon not less than ten (10) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Class A Preferred Stock, the Common Stock and Junior Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding any other provision of this Agreement, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (ii) an affiliate of a corporation described in clause (i) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Stock and the Preferred Stock and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

               Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement or which, in the opinion of the Board of Directors, is otherwise necessary or appropriate to reflect the occurrence of any of the events referred to in Section 11 or Section 13 of this Agreement. In addition, in connection with the issuance or sale of shares of Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures granted, awarded or issued prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number and Series of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

               Section 23. Redemption and Termination.

                    (a) The Board of Directors of the Company may, at its
               option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date), or (ii) the Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, fractional shares, shares of a Class A Preferred Stock (in the case of Series A Rights), Common Stock (in the case of Series B Rights) (in each case based on the "current market price," as defined in Section 11(d) of this Agreement, of such shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

                    (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights. In the case of a redemption permitted under this Section 23, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and
               (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the issuance of the Rights Certificates, on the registry books of the transfer agent for the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 23 and other than in connection with the purchase of shares of Common Stock prior to the earlier of the Distribution Date and the Expiration Date.

               Section 24. Notice of Certain Events.

                    (a) In case the Company shall propose, at any time after the
               Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Class A Preferred Stock or Junior Preferred Stock or to make any other distribution to the holders of Class A Preferred Stock or Junior Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Class A Preferred Stock or Junior Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Class A Preferred Stock or Junior Preferred Stock or shares of stock of any class or any other securities, rights or options, or
               (iii) to effect any reclassification of its Class A Preferred Stock or Junior Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Class A Preferred Stock or Junior Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with
               Section 11(o) of this Agreement), or to effect any sale, lease, exchange or other transfer or disposition (or to permit one or more of its Subsidiaries to effect any sale, lease, exchange or other transfer or disposition), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) of this Agreement), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with
               Section 25 of this Agreement, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, lease, exchange, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Class A Preferred Stock or Junior Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Class A Preferred Stock or Junior Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty
               (20) days prior to the date of participation therein by the holders of the shares of Class A Preferred Stock or Junior Preferred Stock, whichever shall be the earlier;

                    (b) In case any of the events set forth in Section 11(a)(ii)
               or Section 13(a) of this Agreement shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 23 of this Agreement, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 of this Agreement, and (ii) all references in the preceding paragraph to Junior Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

               The failure to give notice as required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action. Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address if filed in writing with the Rights Agent) as follows or delivered in person to the following address:

                      MAXXAM Inc.
                      5847 San Felipe, Suite 2600
                      Houston, Texas 77057
                      Attention:  General Counsel

         Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows or delivered in person to the following address:

                      American Stock Transfer & Trust Company
                      40 Wall Street
                      New York New York  10005
                      Attention:  George Karfunkel

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or delivered in person to such address.

               Section 26. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Stock, and without any further action and without notice, such amendment or supplement should be deemed effective. From and after the Distribution Date the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holder of Rights certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (iii) to extend the Expiration Date or any other time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period, unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Without limiting the foregoing, the Company and the Rights Agent shall, if the Company so directs, amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than 10%; provided, however, that if any Person, at the time the threshold with respect to the determination of a Person's becoming an Acquiring Person is so lowered, beneficially owns shares of Common Stock in excess of such lowered threshold and was not an Acquiring Person immediately prior to such time, such Person shall not become an Acquiring Person by virtue of such threshold having been lowered unless and until such Person shall thereafter become, alone or together with its Affiliates and Associates, the Beneficial Owner of any additional shares of Common Stock (other than (x) through the exercise of any presently outstanding options, or the issuance hereafter by the Company of any options, stock appreciation rights or other securities convertible into or exercisable for stock (or the exercise of any such options, rights or other securities), (y) as a result of a dividend by the Company payable in stock or securities convertible into or exercisable for stock, or (z) by reason of the acquisition by such Person of beneficial ownership of an aggregate of no more than 10,000 shares of Common Stock (such number to be appropriately adjusted to reflect stock dividends, splits, reclassifications and combinations from and after the date of this Agreement) in any single calendar year; provided, that none of such shares are owned directly by such Person or nominees for such Person. Promptly following the adoption of any amendment or supplement pursuant to this Section 26, an appropriate officer of the Company shall deliver to the Rights Agent a copy of resolutions of the Company adopting such amendment or supplement. Upon such delivery, the amendment or supplement shall be administered by the Rights Agent as part of this Agreement in accordance with the terms of this Agreement, as so amended or supplemented. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Stock.

               Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or supplement the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

               Section 29. Exchange.

                    (a) Subject to paragraph (c) of this Section 29, the Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all but not less than all the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) of this Agreement) for (i) in the case of Series A Rights, for Class A Preferred Stock at an exchange ratio of one share of Class A Preferred Stock per Series A Right, and (ii) in the case of Series B Rights, for Common Stock at an exchange ratio of one share of Common Stock per Series B Right, in each case as appropriately adjusted to reflect any stock splits, stock dividends or similar transactions occurring after the date of this Agreement (such exchange being hereinafter referred to as the "Exchange" and such exchange ratios being hereinafter referred to as the "Exchange Ratios").

                    (b) Immediately upon the action of the Board of Directors of the Company authorizing the Exchange and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights included in the Exchange shall be to receive that number of shares of Class A Preferred Stock or Common Stock, as the case may be, equal to the number of Rights held by such holder multiplied by the appropriate Exchange Ratio. The Company shall promptly give public notice of the Exchange; provided, however, that the failure to give notice or any defect in such notice shall not affect the validity of the Exchange. Within 10 days after such action of the Board of Directors ordering the Exchange, the Company shall mail a notice to the Rights Agent and the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given whether or not the holder receives the notice. Each such notice of Exchange will state the method by which the Exchange will be effected.

                    (c) In the event that the number of shares of Class A
               Preferred Stock or shares of Common Stock which are authorized by the Company's Restated Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the Exchange, or if the Board of Directors of the Company so elects in its discretion, the Exchange Ratio as to the Series A Rights shall instead equal one Class A Preferred Equivalent per Series A Right, and/or the Exchange Ratio as to the Series B Rights shall instead equal one Common Stock Equivalent per Series B Rights.

                    (d) The Company shall not be required to issue fractions of shares of Class A Preferred Stock or fractions of shares of Common Stock or to distribute certificates which evidence such fractional shares. In lieu of such fractional shares, there may be paid to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one share of Class A Preferred Stock or one share of Common Stock, as the case may be. For the purposes of this paragraph (d), the current market value of one share of Class A Preferred Stock shall be the closing price of a share of Class A Preferred Stock (as determined pursuant to Section 11(d) of this Agreement) for the Trading Day immediately prior to the Exchange Date, and the current market value of the share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) of this Agreement) for the Trading Day immediately prior to the Exchange Date.

               Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Stock).

               Section 31. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 of this Agreement shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors. The Company and the Rights Agent may amend this Agreement to modify, revise or delete such term, provision, covenant or restriction to the extent necessary to comply with such law as so changed.

               Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

               Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               Section 34. References. Unless the context otherwise clearly requires, the terms "of this Agreement," "hereunder," "herein" and the like refer to this entire Agreement and not to any particular Section.

               Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

               Section 36. Grammatical Construction. Throughout this Agreement, where such meanings would be appropriate, (a) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms (e.g., references to "he" shall also include "she" and "it" and references to "who" and "whom" shall also include "which"), (b) the plural form of nouns and pronouns shall include the singular and vice-versa, (c) reference to a Section means a Section of this Agreement, and (d) the word "including" means "including, without limitation," whether expressly stated or not.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seals thereto affixed and attested, as of the day and year first above written.

                                   MAXXAM INC.

                                   By:   /s/  Bernard L. Birkel
                                   Name:  Bernard L. Birkel
                                   Title:  Secretary

                                   American Stock Transfer & Trust Company
                                   as Rights Agent

                                   By:  /s/ Herbert J. Lemmer
                                   Name:  Herbert J. Lemmer
                                   Title:  Vice President